UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2025

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive

Post Office Box 98510

Las Vegas, Nevada	89193-8510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Securities registered pursuant to Section 12(b) of the Act:

Southwest Gas Holdings, Inc.:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2025, Mr. Andrew Teno resigned as a member of the Board of Directors (the “Board”) of Southwest Gas Holdings, Inc. (the “Company”), effective immediately. Mr. Teno’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s financial statements, operations, policies or practices.

Mr. Teno, who has served on the Board since May 6, 2022, was one of the Icahn Group’s designated directors under the Amended and Restated Cooperation Agreement, dated October 14, 2025 (the “Cooperation Agreement”), by and among the Company and the Icahn Group (as defined in the Cooperation Agreement).

Under the Cooperation Agreement, the Icahn Group will retain the right to designate for appointment to the Board (i) four directors so long as the Icahn Group beneficially owns at least 2,544,851 shares of the Company’s common stock; (ii) three directors so long as the Icahn Group beneficially owns less than 2,544,851 shares of common stock but more than 1,781,396 shares of the Company’s common stock; (iii) two directors until the Icahn Group beneficially owns less than 1,781,396 shares of the Company’s common stock but more than 1,272,425 shares of the Company’s common stock; and (iv) no directors at a time when the Icahn Group beneficially owns less than 1,272,425 shares of the Company’s common stock.

The Icahn Group has notified the Company that it does not currently intend to appoint a Replacement Designee (as defined in the Cooperation Agreement) under the terms of the Cooperation Agreement. As a result, the Board intends to reduce the size of the Board from 11 to 10 members.

In accordance with the terms of the Cooperation Agreement, Ruby Sharma is expected to be appointed to replace Mr. Teno on the Strategic Transactions Committee of the Board. The Company does not intend to replace Mr. Teno as a member of the Compensation Committee of the Board at this time.

Item 7.01	Regulation FD Disclosure.

On December 31, 2025, Mr. Teno delivered the following notice to the Company, resigning as a member of the Board: “I am resigning from the Board, effective immediately, to focus on other time commitments. I am proud of the work we have done, and the positive trajectory of the Company given the Great Basin expansion, path to improved return on equity and best-in-class balance sheet. I have no disagreements with the Company and/or its practices.”

Forward Looking Statements

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the positive trajectory of the Company. These statements are based on current expectations as of the date of this filing and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, the risks detailed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

January 2, 2026	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary